UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2015

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	32-0326395 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

CannaVEST Corp. (the “Registrant”) held a Special Meeting of Stockholders on December 21, 2015 (the “Special Meeting”) at its principal executive offices located at 2688 South Rainbow Boulevard, Suite B, Las Vegas, Nevada 89146. At the close of business on October 26, 2015, the record date for the Special Meeting, there were 35,710,159 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Registrant. At the Special Meeting, 20,728,078 of the 35,710,159 outstanding shares of common stock entitled to vote, or approximately 58.04%, were represented by proxy or in person, and, therefore, a quorum was present. The proposals voted on at the Special Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Registrant with the U.S. Securities and Exchange Commission on November 6, 2015.

The final voting results on the proposals presented for stockholder approval at the Special Meeting were as follows:

Proposal 1

The Registrant’s stockholders approved an amendment to the Registrant’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan:

FOR	AGAINST	ABSTAIN
20,577,478	139,610	10,990

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2015

CANNAVEST CORP.

By:	/s/ Michael Mona, Jr.
Michael Mona, Jr. President and Chief Executive Officer